EXHIBIT NO. 4
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Directors of Ritchie Bros. Auctioneers Incorporated
We consent to the inclusion in this annual report on Form 40-F of:
•	our auditors’ report dated February 15, 2008 on the consolidated balance sheets of Ritchie Bros. Auctioneers Incorporated (“the Company”) as at December 31, 2007 and 2006, and the consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007.

•	our Report of Independent Registered Public Accounting Firm dated February 15, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007.
each of which is included in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2007.
We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333 — 65533 and 333 — 71577) on Form S-8 of Ritchie Bros. Auctioneers Incorporated.
/s/ KPMG LLP
Chartered Accountants
Vancouver, Canada
February 20, 2008

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